ADDENDUM TO LOCK UP AGREEMENT

This Addendum to Lock Up Agreement (Addendum), is entered into on this 1st day of March, 2005, by and between XSInventory, a Nevada corporation (the "Company"), and the sole stockholder of the Company who has executed this Addendum (hereinafter called the "Stockholder").

WHEREAS, the Company and Stockholder entered into a Lock Up Agreement on the 1st day of June 2004 in contemplation of a registration of the Company's securities pursuant to a Nevada registration under NRS 90.490;

WHEREAS, the Company has sold additional shares of its common stock to Stockholder and desires such shares to be subject to the original Lock Up Agreement; and

WHEREAS, the Stockholder represents that he holds title to 2,020,000 shares of common stock of the Company.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

  Stockholder agrees that the 2,020,000 shares of common stock held by Stockholder in the Company are subject to the terms and conditions of the Lock Up Agreement dated June 1st, 2004.

  Stockholder and Company agree that all other terms and conditions of the Lock Up Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized officers on the day and year first above written.

XSInventory

By: /s/ Michael Evanfelista
Michael J. Evangelista, President

STOCKHOLDER:

By: /s/ Michael Evanfelista
Michael J. Evangelista, Individually